Exhibit 99.1

Company Contact:	Investor Contact:	Media Contact:
Mark Voll Chief Financial Officer Techwell, Inc. (408) 435-3888 investor@techwellinc.com	Jim Mathias Shelton Group, Investor Relations (972) 239-5119 ext. 115 jmathias@sheltongroup.com	Sabrina Joseph Morphoses Public Relations & Marketing Firm (408) 726-1577 techwellpr@morphoses.com

Techwell Reports First Quarter 2007 Financial Results

San Jose, Calif. (May 3, 2007) – Techwell, Inc., (NASDAQ: TWLL), a leading provider of mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets, today announced financial results for the first quarter ended March 31, 2007.

First Quarter 2007 Highlights:

•                  Reported quarterly revenue growth of approximately 38 percent year-over-year

•                  Reported quarterly gross margin of 57 percent

•                  Achieved first quarter net income of $2.5 million, representing $0.11 earnings per diluted share on a GAAP basis

Net revenue for the first quarter of 2007 was $13.5 million compared to net revenue of $16.0 million in the preceding quarter and $9.8 million in the first quarter of 2006.

Net revenue in the first quarter for each of the Company’s product lines consisted of $8.9 million in security surveillance, $1.6 million in LCD display, $2.6 million in video decoders and $363,000 in other revenue.  Gross margin for the first quarter of 2007 was 57 percent, compared to gross margin of 57 percent in the preceding quarter and 54 percent in the same period a year ago.   Operating expenses for the first quarter of 2007 totaled $5.0 million, or 37 percent of total revenue.  This compares to operating expenses of $4.8 million, or 30 percent of revenue, in the preceding quarter and $4.3 million, or 44 percent of revenue, in the same period a year ago.

Net income for the first quarter of 2007 totaled $2.5 million, or $0.11 per diluted share, which included pre-tax stock-based compensation expenses under Statement of Financial Accounting Standard No. 123R (SFAS 123R) of $749,000, before the tax effect of $158,000, or a charge of $0.03 per diluted share.  This compares to net income in the fourth quarter of 2006 of $4.9 million, or $0.22 per diluted share, and net income of $1.0 million, or $0.05 per diluted share, in the first quarter of 2006.  Shares used to compute GAAP net income per diluted share for the first quarter of 2007 totaled approximately 21.8 million shares.

Cash and cash equivalents, short and long-term investments increased by $2.4 million in the quarter resulting in cash and cash equivalents, short and long-term investments of approximately $56.9 million as of March 31, 2007, compared to approximately $54.5 million as of December 31, 2006.

“As expected, first quarter revenue reflected typical seasonality and the effects of the Chinese New Year holiday.  However, due to the solid demand we continue to experience in our products, particularly our security surveillance products, we delivered significant year over year growth and continued to maintain strong profit margins,” stated Hiro Kozato, President and Chief Executive Officer of Techwell, Inc.

Mr. Kozato further commented, “During the quarter, we continued to gain traction in all our product lines, especially in security surveillance.  Our strategy continues to focus on increasing the amount of the silicon content we address in today’s security surveillance systems.  Introduced only two quarters ago, our most integrated solution, the TW2835, has been a terrific success and is now our best selling part within in our security surveillance product line.”

Business Outlook

Techwell expects second quarter 2007 revenue to be in a range of $14.5 million to $15.5 million.

First Quarter 2007 Financial Results Conference Call and Web Cast

Techwell, Inc. will host a conference call with the financial community today May 3, 2007 at 2:15 P.M. Pacific Time (PT), 5:15 P.M. Eastern Time (ET). The conference call will be broadcast live on the Company’s Investor Relations website at http://www.techwellinc.com.  Those parties interested in participating via telephone should dial 800-706-7748 with the conference ID number 57714940.  International participants should dial 617-614-3473 and provide the same pass code at the prompt.  A telephone replay of the call will be available approximately two hours after the end of the call and will be available until midnight (ET) Thursday, May 17, 2007. The replay number is 888-286-8010 with a pass code of 23727076.  International callers should dial 617-801-6888 and enter the same pass code at the prompt. An archived version of the Web cast will also be available on the Company’s web site.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell’s strategy to address the amount of silicon content it addresses in today’s security surveillance systems and statements related to anticipated revenues for the second quarter of 2007.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements.  These risks and uncertainties include, but are not limited to:  a determination, upon completion of further quarterly closing and review procedures, that the financial results for the first quarter of 2007 are different than the results set forth in this press release, Techwell’s dependence on increased demand for digital video applications for the consumer, security surveillance and automotive markets, the potential decline in average selling prices for Techwell’s products, competition, dependence on key and highly skilled personnel, the ability to develop new products and enhance existing products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.  Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a fabless semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets. Techwell designs both general purpose and application specific products that enable the conversion of analog video signals to digital form and perform advanced digital video processing to facilitate the display, storage and transport of video content. Headquartered in San Jose, CA, Techwell currently has over 90 employees in the U.S., Korea, Taiwan, China and Japan. Please visit www.techwellinc.com for more information.

Non-GAAP Reporting

Techwell reports both GAAP and non-GAAP measures to evaluate our financial results. The non-GAAP measures used are: net income, excluding stock-based compensation expense and related tax effect, and net income per diluted share, excluding stock-based compensation expense and related tax effect. We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.  We also believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts.  However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Techwell, Inc.  and the Techwell, Inc. logo are trademarks of Techwell, Inc.  All other trademarks are the property of their respective owners.

(Financial Tables to Follow)

TECHWELL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Revenues	$13,517	$9,801

Cost of Revenues	5,791	4,497

Gross Profit	7,726	5,304

Operating Expenses
Research and development	2,215	2,490
Selling, general and administrative	2,758	1,818
Total operating expenses	4,973	4,308

Income from operations	2,753	996
Interest income	679	155

Income before income taxes	3,432	1,151
Provision for income taxes	968	166

Net Income	$2,464	$985

Net income per share
Basic	$0.12	$0.22
Diluted	$0.11	$0.05

Shares used in computing net income per share
Basic	20,637	4,470
Diluted	21,827	18,905

-  more  -

TECHWELL, INC.

RECONCILIATION OF GAAP NET INCOME

TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

GAAP net income	$2,464	$985

Stock-based compensation expense:
Cost of revenues	45	13
Research and development	318	597
Selling, general and administrative	386	213
Total stock-based compensation expenses	749	823

Tax effect on stock-based compensation expenses	(158)	(6)

Non-GAAP net income	$3,055	$1,802

Non-GAAP net income per share
Basic	$0.15	$0.40
Diluted	$0.14	$0.10

Shares used in computing Non-GAAP net income per share
Basic	20,637	4,470
Diluted	21,827	18,905

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of stock-based compensation expense.

We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.  We believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports.  As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts.  However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TECHWELL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$14,676	$13,201
Short-term investments	34,638	36,364
Accounts receivable	2,870	2,765
Inventory	3,799	4,584
Prepaid expenses and other assets	1,229	1,406
Total Current Assets	57,212	58,320

Property and equipment - net	671	625
Long-term investments	7,655	4,963
Other assets	149	85
Total	$65,687	$63,993

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$2,588	$3,503
Accrued expenses	1,789	3,344
Total Current Liabilities	4,377	6,847

Total Liabilities	4,377	6,847

Stockholders’ Equity:
Common stock	21	21
Additional paid-in capital	69,296	67,734
Deferred stock-based compensation	(414)	(546)
Accumulated other comprehensive loss	(33)	(39)
Accumulated deficit	(7,560)	(10,024)
Total Stockholders’ Equity	61,310	57,146

Total	$65,687	$63,993